PAUL I. MANSUR
CHIEF EXECUTIVE OFFICER

July 31, 1996

Mr. Richard P. Smith
10904 Tea Olive Lane
Boca Raton, Florida 33498

RE: EMPLOYMENT WITH MANSUR INDUSTRIES INC.

Dear Mr. Smith:

Mansur Industries Inc. (the "Company") is pleased to offer you the position of Vice President Finance and Chief Financial Officer commencing on or about September 1, 1996.

The responsibilities of the position will include all aspects of finance management including accounting, finance, tax, forecasting, audits, SEC requirements, investor relations, MIS; and all other day to day functions commensurate with the position.

The position will report to the Chief Executive Officer.

The following represents an outline of the starting compensation package that the Company is prepared to offer you:

1-    Base Salary:                  $110,000.00 per annum payable bi-monthly.

2-    Profit Sharing:               Participation in the Company's annual executive profit sharing awards to be determined annually by a committee of the Board of
                                    Directors.

3-    Stock Plans:                  Participation in the Company's annual executive stock awards or stock option awards to be determined annually by a committee of the Board of Directors. The Company will award you a minimum of 10,000 stock options as follows; 5,000 options at the initial public offering price upon commencing employment and a
                                    minimum 5,000 options no later than December 31, 1996 at the current market value of the stock on the date of award. The
                                    Company intends to utilize all reasonable efforts to register (S-8
                                    Registration) the shares of Common Stock reserved for issuance upon exercise of stock options and stock grants.

4-    Stock Purchase Plan:          Participation in the Company's stock purchase plan, such plan to be approved by the Board of Directors. The right to convert any part of your compensation into Company stock is conditioned upon a successful Initial Public Offering (the "IPO") and pursuant to the regulations of the SEC and the Company's Underwriter.





Page 2            Mr. Richard P. Smith               July 31, 1996


5-    Other Benefits:               A salary continuance program will guarantee you the payment of your full base salary until the earlier of your securing new employment or four months, if you are terminated by the Company for any reason other than acts of dishonesty, malfeasance or other impropriety.

                                    Two week paid vacation first year. First week may be taken after six months.

                                    Blue Cross Blue Shield Health Insurance or equivalent paid by the Company for yourself.
                                    Additional family coverage available.

                                    Mobile telephone expenses paid by the
                                    Company subject to a maximum of $150.00 per month.

                                    Car allowance in the amount of $400.00 per month shall be paid by the Company.


The offer for employment is subject to the execution of employment and non-disclosure agreements which I am confident you will find acceptable and, of course, necessary in light of the Company's highly confidential business planning and ongoing research and development.

As you are well aware, the Company's prospects for growth and success are excellent and the Company looks forward to your joining its management team to participate and share in the growth and success.

Very truly yours,
MANSUR INDUSTRIES INC.


/s/ Paul I. Mansur

Paul I. Mansur
Chief Executive Officer





AGREED TO BY:

/s/ Richard P. Smith

Richard P. Smith